Exhibit 5.1

Frost Brown Todd llc
Attorneys
kentucky · indiana · ohio · Pennsylvania · tennessee · Texas · Virginia · west virginia

November 17, 2017

Porter Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223

Re:               Registration Statement on Form S-3 of Porter Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to Porter Bancorp, Inc., a Kentucky corporation (the "Company") in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date of this opinion.  The securities being registered are (a) 378,071 of the Company's currently outstanding Common Shares; and (b) 1,371,600 Common Shares issuable upon conversion of 1,371,600 of the Company's outstanding Non-Voting Common Shares (the "Conversion Shares") which are held by two affiliated limited partnerships (the "Partnerships"). We refer to the outstanding Common Shares and the Conversion Shares being registered as the "Securities."

The Securities are being registered for a planned distribution of those Securities by the Partnerships to their limited partners.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied, as to factual matters, upon originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, statements of public officials and Company officers and directors, and such other instruments, including, without limitation, the Registration Statement, minutes and corporate records of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We do not express any opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Kentucky and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that (a) the Common Shares and Non-Voting Common Shares issued to the Selling Shareholders and the Conversion Shares have been duly authorized; (b) the Common Shares being registered for resale by the Selling Shareholders are validly issued, fully paid and nonassessable; and (c) if and when the Conversion Shares have been issued and delivered upon conversion of the Non-Voting Common Shares in accordance with the terms of the Company's articles of incorporation, the Conversion Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly stated herein, and no other opinions are implied by, or are to be inferred from, this letter. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

FROST BROWN TODD LLC

By:	/s/ Alan K. MacDonald
Alan K. MacDonald, Member

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